OIL & GAS ASSET SALE AGREEMENT

THIS AGREEMENT is made this 3rd day of March, 2005.

BETWEEN:

GOLDSTAR GAS CORP., a body corporate,

having an office at the City of Calgary,

in the Province of Alberta;

(hereinafter called the “Vendor”)

- and -

SAPPHIRE ENERGY INC., a body corporate,

having an office at the City of Vancouver,

in the Province of BC;

(hereinafter called the “Purchaser”)

- and -

BARNABUS ENTERPRISES, LIMITED, a body corporate,

having an office at the City of Vancouver,

in the Province of BC;

(hereinafter called the “Third Party”)

WHEREAS the Vendor wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Vendor all the Assets of the Vendor, subject to and in accordance with the terms and conditions hereof;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

1.1	Definitions:

In this Agreement, including the recitals and schedules to this Agreement:

“Assets” means the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests;

“Bare Trust Agreement” means the Agreement from MB Gas Inc. - the Operator - is the Purchaser as to the Operator’s obligations to hold as bare trustee all the Assets for the Purchaser upon Purchaser’s purchase of the Assets from Vendor’s entire beneficial interest in the form of the Vendor;

“Barnabus Shares” means a portion of the Purchase Price deliverable by the Purchaser to the Vendor on the Closing Date comprising three share certificates together for two million trading shares of Barnabus Enterprises, Limited;

“Business Day” means any day of the week except Saturday, Sunday or any statutory holiday in Alberta;

“Certificate” means a written certification of a matter or matters of fact which, if required from a corporation, shall be made by an officer of the corporation, on behalf of the corporation and not in any personal capacity;

“Closing” means the closing of the purchase and sale herein provided for;

“Closing Date” means 10:00 a.m. on                      , 2005, or such other time and date as may be agreed to in writing by the Parties, provided that Vendor and Purchaser shall be deemed to have agreed in writing to extend the Closing Date, as required, in order to comply with Preferential Rights;

“Dollar” or “$” means a Canadian dollar;

“Effective Date” means 12:01 a.m. on March 3, 2005.

“Escrow Agreement” means the Escrow Agreement under which Colin Q. Winter Professional Corporation will receive & hold the Barnabus Shares from receipt of delivery to Colin Q. Winter Professional Corporation for the Vendor, to February 28, 2006 at which date the Barnabus Shares shall be unconditionally releasable by such Escrow Agreement to Goldstar (or its nominees);

“Field Facilities” means the facilities set out in Schedule “A” under that heading;

“GST” means the goods and services tax as provided for in the Excise Tax Act, R.S.C. 1985, c.E-15, as amended, or any successor or parallel provincial or federal legislation that imposes a tax on the receipt of goods or services supplied under this Agreement;

“Lands” means the lands set out in Schedule “B”

“Leased Substances” means all Petroleum Substances or rights to Petroleum Substances that are granted, reserved or otherwise conferred by or under the title Documents;

“Miscellaneous Interests” means, subject to the exclusions and limitations provided in this definition, the entire interest of Vendor in all property, assets and rights (other than the Petroleum and Natural Gas Rights and Tangibles) pertaining or ancillary to either the Petroleum and Natural Gas Rights or Tangibles to which Vendor is entitled including, but not limited to, the following:

(a)

contracts and agreements relating to the Petroleum and Natural Gas Rights, or Tangibles including, without limitation, Gas Purchase Contracts, operating agreements, processing agreements, transportation agreements and agreements for the construction, ownership and operation of facilities;

(b)	rights to enter upon, use or occupy the surface of any lands for the purpose of gaining access to or otherwise using the Petroleum and Natural Gas Rights and the Tangibles, or either of them;

(c)

Leased Substances produced from the Lands except those that are beyond the wellhead at the Effective Date or sales proceeds in respect of such Leased Substances if title has passed to the purchaser thereof;

(d)	the Wells, including the wellbores and casing; and

(e)	all records, books, files, data, documents, licenses, permits or authorizations relating directly to the Petroleum and Natural Gas Rights or Tangibles.

Notwithstanding the foregoing, unless otherwise agreed in writing by the Parties, the Miscellaneous Interests shall not include agreements, documents or data to the extent that: (i) they comprise the Vendor’s tax or financial records; (ii) they comprise the Vendor’s economic evaluations; (iii) they comprise the Vendor’s geophysical data or geological data; (iv) they pertain to the Vendor’s proprietary technology or interpretations; (v) they are owned or licensed by third parties with restrictions on their disclosure by Vendor; or (vi) they are referred to specifically as exclusions in Schedule “A”

“Operator” means MB Gas Inc. in its capacity as operator of all the Assets;

“Party” means a legal entity which is bound by this Agreement;

“Permitted Encumbrances” means:

(a)

PPSA Alberta Registrations against all the Assets in favour of MB Gas Inc. and Hansen Energy Services Ltd. and any encumbrances, overriding royalties, liens, adverse claims, reductions in interest and other burdens set out in Schedule “C”

(b)

easements, rights of way, road use agreements, crossing agreements, servitudes and other similar rights in land including, without limitation, rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires or cables;

(c)

the right reserved to or vested in any governmental or other public authority by the terms of any lease, licence, franchise, grant or permit or by any statutory provision to terminate any such lease, licence, franchise, grant or permit, or to require annual or other periodic payments as a condition of the continuance of them;

(d)

rights of general application reserved to or vested in any governmental authority to levy taxes on Leased Substances or the income therefrom, and governmental requirements and limitations of general applications as to production rates or the operation of any property;

(e)

any agreements or plans relating to pooling or unitization which are binding on Vendor as well as agreements respecting the processing; treating or transmission of Leased Substances or the operation of Wells by contract field operators;

(f)

liens incurred or created in the ordinary course of business as security in favor of the person who is conducting the development or operation of any of the Assets, for Vendor’s proportionate share of the costs and expenses thereof;

(g)	the reservations, limitations, provisos and conditions in any grants or transfers from the Crown of any of the Lands or interests in them and statutory exceptions to title;

(h)	liens for taxes, assessments or governmental charges that are not due, or the validity of which is being contested in good faith by Vendor;

(i)	mechanic’s, builders’ or materialmens’ liens in respect of services rendered or goods supplied for which payment is not due;

(j)	provisions for penalties and forfeitures under agreements as a consequence of non-participation in operations;

(k)

any security held by any third party encumbering Vendor’s interest in and to the Assets or any part or portion thereof, a discharge in respect of which Vendor delivers to Purchaser on the Closing Date;

“Petroleum and Natural Gas Rights” means the entire but conditional rights to the Vendor to acquire the Lands, Title Documents and the Leased Substances as set out in Schedule “B”

“Petroleum Substances” means any of petroleum, natural gas and related hydrocarbons, whether gaseous, liquid or solid, and whether hydrocarbons or not (including, but not limited to, sulphur) that may be produced in association with them;

“Preferential Right” has the meaning given in Clause 9.1;

“Prime Rate” means an annual rate of interest equal to the annual rate of interest announced from time to time of the main branch of the Royal Bank of Canada in Calgary, Alberta, as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans provided that such rate shall be determined on the last day of each calendar month and applied to the next succeeding month;

“Project Agreement” means the Agreement between the Vendor and the Purchaser to be signed and delivered between them as a condition of closing of this Agreement, wherein the Vendor shall appoint the Operator, the 10% co-owner in all the Assets, the Operator for and agent of the Vendor to hold, manage and develop the Assets;

“Purchase Price” means the sum of consideration deliverable by the Purchaser to the Vendor for the purchase of the Assets set out in Clause 2.2 hereof;

“Regulations” means all statutes, laws, orders and regulations in effect from time to time and made by governmental boards or agencies having jurisdiction over the Assets;

“Specific Conveyances” means all conveyances, assignments, transfers, novations and other documents or instruments that are reasonably required or desirable to convey, assign and transfer the Assets the Assets to Purchaser and to novate Purchaser in the place and stead of Vendor with respect to the Assets;

“Tangibles” means entire interest of the Vendor in the Field Facilities and any and all tangible depreciable property and assets other than the Field Facilities which are located within or upon the Lands and are used or intended to be used in producing, processing, gathering, treating, measuring, making marketable or injecting Leased Substances or any of them or in connection with water injection or removal operations that pertain to the Petroleum and Natural Gas Rights, including without limitation any and all gas plants, oil batteries, buildings, production equipment, pipelines, pipeline connections, meters, generators, motors, compressors, treaters, dehydrators, scrubbers, separators, pumps, tanks, boilers and communication equipment;

“this Agreement”, “herein”, “hereto”, “hereof” and similar expressions mean and refer to this Agreement of Purchase and Sale and any agreement amending this Agreement of Purchase and Sale or any agreement or instrument which is supplemental or ancillary to this Agreement of Purchase and Sale;

“Title Documents” means, collectively, any and all leases (including leases to be granted by Vendor to Purchaser in respect of Vendor’s fee simple lands, if any), reservations, permits, licenses, unit agreements, assignments, trust declarations, operating agreements, royalty agreements, gross overriding royalty agreements, participation agreements, farm-in agreements, sale and purchase agreements, pooling agreements and any other documents and agreements granting, reserving or otherwise conferring rights to: (i) explore for, drill for, produce, take, use or market Petroleum Substances; (ii) share in production of Petroleum Substances; (iii) share in the proceeds from, or measured or calculated by reference to the value or quantity of, Petroleum Substances which are produced; and (iv) rights to acquire any of the rights described in items (i) to (iii) of this definition; including without limitation those, if any, set out in Schedule “A”, but only to the extent that the foregoing items (i) through (iv) pertain to Petroleum Substances within, upon or under the Lands;

“Wells” means all producing, shut-in, water source, observation, disposal, injection, abandoned, suspended and similar wells located on the Lands or directly relating to the operation of the Lands.

1.2	Schedules

The following schedules are attached to and form part of this Agreement.

Schedule “A”	Field Facilities;

Schedule “B”	Title Documents, Lands, Petroleum and Natural Gas Rights;

Schedule “C”	Permitted Encumbrances - listed;

Schedule “D”	General Conveyance;

Schedule “E”	Form of Officer’s Certificate;

Schedule “F”	Form of Escrow Agreement

Schedule “G”	Terms of Bare Trust Agreement

Schedule “H”	Conditions of Purchaser’s Share Certificate Delivery

1.3	Headings

The insertion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Included Words and Gender

When the context reasonably permits, words suggesting the singular shall be construed as the plural and vice versa and words suggesting gender or gender neutrality shall be construed as suggesting the masculine, feminine and neutral gender.

1.5	Time

In this Agreement all times are Mountain Standard or Daylight Saving Time, whichever is in effect pursuant to the Daylight Saving Time Act (Alberta).

1.6	Conflicts

If there is any conflict or inconsistency between a provision of the body of this Agreement and that of a schedule or a conveyance document, the provision of the body of this Agreement shall prevail. If any term or condition of this Agreement conflicts with a term or condition of a lease or the Regulations, the term or condition of such lease or Regulation shall prevail and this Agreement shall be deemed to be amended to the extent required to eliminate any such conflict.

ARTICLE 2

PURCHASE AND SALE

2.1	Agreement of Purchase and Sale

(a)

Vendor hereby agrees to sell and Purchaser hereby agrees to purchase from Vendor: all the right, title, estate and interest of Vendor in and to the Assets, subject to the permitted encumbrances; in accordance with the terms of this Agreement;

If the purchase and sale contemplated by this Agreement is completed, risk associated with the Assets shall pass to the Purchaser as of the Effective Date.

2.2	Purchase Price

The consideration to be paid by Purchaser to Vendor for Vendor’s interest in and to the Assets shall be the:

A.	Delivery of freely tradable common voting shares of the Purchaser issued as “Rule 144 Stock” with a two year prohibition on trading thereof as follows:

a.

subject to a hold period in escrow to the account only of the registered holder, thereof, the Vendor, by Colin Q. Winter Professional Corporation to March 31, 2006 pursuant to the Escrow Agreement: the “Barnabus Shares” to be issued in them three share certificates:

to the Vendor for 1,700,000 Barnabus Shares

to the Vendor for	200,000 Barnabus Shares
to the Vendor for	100,000 Barnabus Shares

the agreed value of which is $965,000.00

b.

subject to delivery to Scott Marshall (or his nominee) at Closing in consideration for his having acted as agent for the Purchaser, such delivery to be the full and complete delivery of consideration to Scott Marshall for his having acted in such agency capacity and subject to his delivering a Release to the Vendor, the Purchaser and Barnabus Enterprises, Limited in any way relating to the sale of the Assets hereunder; in regard to all matters involving him and any associate of his; to Scott Marshall (or his nominee) of 250,000 Barnabus Enterprises, Limited Shares the (“Agent’s Shares”)

B.	delivery at or before closing of cash to close of $125,000.00; and

C.	assumption of the following indebtedness of the Vendor $785,000:

Creditor/Secured Party	Instrument of Debt	Amount of Debt Secured
MB Gas Inc.	Negotiable Secured Promissory Note & General Security Agreement	$476,244.00
Hansen Energy Services Ltd.	Negotiable Secured Promissory Note & General Security Agreement	$308,756.00
Both General Security Agreements registered in PPR, Alberta:		$785,000.00

the “Purchase Price”.

At Closing all rights to legal title to the Assets shall be held by MB Gas Inc. as bare trustee in and for the Vendor as transferor and then the Purchaser as Transferee upon the completion of Closing. At Closing, Purchaser shall pay to Vendor: (i) the Purchase Price; and Vendor and Purchaser agree that this transaction represents a disposition and acquisition of all or substantially all, of the property that can reasonably be considered as necessary for carrying on a business or part of a business. Therefore, Vendor and Purchaser agree to jointly elect pursuant to Subsection 176(1.1) of the Excise Tax Act in respect of GST. Pursuant to this election, no GST shall be payable on this transaction.

The consideration shall be paid to Vendor in the following manner:

To Petroleum and Natural Gas Rights	$174,999.00
To Tangibles	$1,700,000.00
To Miscellaneous Interests	$1.00
Total Purchase Price	$1,875,000.00

2.3	Form of Payment

All payments to be made at Closing shall be made by certified cheque, bank draft or wire transfer.

2.4	Determination of Purchase Price

The Parties have taken into account Purchaser’s assumption of responsibility for the future abandonment, reclamation costs and environmental responsibilities associated with the Assets and Vendor’s release of responsibility therefore when they determined the Purchase Price.

2.5	Specific Conveyances

Vendor shall prepare the Specific Conveyances at its cost, none of which shall confer or impose upon a Party any greater right or obligation than contemplated by this Agreement. All Specific Conveyances that are prepared and circulated to Purchaser a reasonable time prior to the Closing Date shall be executed and delivered by the parties at Closing. Forthwith after Closing, Purchaser shall at Purchaser’s cost circulate and register, as the case may be, all Specific Conveyances that by their nature may be circulated or registered.

2.6	Title Documents and Miscellaneous Interests

Vendor shall deliver to Purchaser as soon as practicable after Closing copies of the Title Documents and any other agreements and documents to which the Assets are subject and copies of contracts, agreements, records, books, documents, licenses, reports and data comprising Miscellaneous Interests which are now in possession of Vendor or of which it gains possession prior to Closing. Such delivery shall be deemed automatically effected at Closing by reason of the Operator’s presently holding all such materials and the Operator’s continuing to represent the Purchaser from and after the Closing Date under the Project Agreement and otherwise.

ARTICLE 3

COMPLETION

3.1	Closing and Adjustments

(a)	The Closing shall take place at the offices of lawyers for the Vendor at 1550, 333 – 5th Avenue S.W., Calgary, Alberta on the Closing Date.

3.2	Purchaser’s Condition Precedent

The obligation of Purchaser to purchase Vendor’s interest in and to the Assets and is subject to the following conditions precedent, which are for the exclusive benefit of Purchaser and may be waived by Purchaser in the manner herein provided for notice under clauses 10.1 (a) (i) or (ii).

(a)

except as approved in writing by Purchaser, from the date of this Agreement to the Closing Date, there shall have been no material, adverse damage or change to the Assets (including, but not limited to, any significant amendment to any agreement or instrument forming a part of them) that would have a material adverse effect on the aggregate value of the Assets;

(b)

on or before Closing Date Purchaser shall be satisfied that there are no defects in the physical condition of the Tangibles that would have a material adverse effect on the aggregate value of the Assets;

(c)

the representations and warranties of Vendor shall be true and correct in all material respects when made and as of the Closing Date and a Certificate to that effect shall have been delivered by Vendor to Purchaser at Closing;

(d)

all obligations of Vendor contained in this Agreement to be performed prior to or at Closing shall have been timely performed in all material respects and a Certificate to that effect shall have been delivered by Vendor to Purchaser at Closing;

If any one or more of the preceding conditions precedent is not satisfied or waived by Purchaser in the manner provided for herein for waiver at or before Closing, Purchaser may rescind this Agreement by written notice to Vendor and, in such event, Vendor shall be released and discharged from all obligations hereunder except as provided in clause 10.2.

3.3	Vendor’s Condition Precedent

The obligation of Vendor to sell its interest in and to the Assets is subject to the following conditions precedent, which are for the exclusive benefit of Vendor and may be waived by Vendor in the manner herein provided for notice under clauses 10.1 (a) (i) or (ii).

(a)

The Third Party shall assist its subsidiary, the Purchaser in all aspects of the Purchaser’s performance of its obligations under this Agreement including for the approval for issuance, Regulatory compliance for and the issuing and timely delivery of the Barnabus Shares and the Agent’s Shares

(b)	all amounts to be paid by Purchaser to Vendor at Closing shall have been paid by Purchaser in the manner stipulated in this Agreement;

(c)

the representations and warranties of Purchaser shall be true and correct in all material respects when made and as of the Closing Date and Purchaser shall have delivered a Certificate to that effect to Vendor at Closing

(d)

all obligations of Purchaser contained in this Agreement to be performed prior to or at Closing shall have been timely performed in all material respects and a Certificate to that effect shall have been delivered by Purchaser to Vendor at Closing.

3.4	Efforts to Fulfill Conditions Precedent

Purchaser and Vendor shall proceed diligently and in good faith and use all reasonable efforts to fulfill and assist in the fulfillment of the conditions precedent. If there is a condition precedent that is to be met prior to or at the Closing Date, and if, by the time the condition precedent is to be met the Party for whose benefit the condition precedent exists fails to notify the other party that the condition precedent has not been met, the condition precedent shall be deemed conclusively to have been met.

3.5	Documents to be Delivered by Vendor

On or before the Closing Date, Vendor shall deliver or cause to be delivered to Purchaser, unless waived by Purchaser, the following:

(a)	evidence satisfactory to legal counsel to Purchaser, as to the transfer of beneficial title of the Assets to Purchaser;

(b)	all such further documentation, instruments, certificates or other evidence as Purchaser may reasonably request in order to complete the transactions contemplated herein;

(c)	the General Conveyance duly executed (including by Operator as third party to that Conveyance);

(d)	the Project Agreement duly executed;

(e)	the Bare Trust Agreement duly executed; and

(f)	the Escrow Agreement duly executed.

3.6	Documents to be Delivered by Purchaser

On or before the Closing, Purchaser shall deliver or cause to be delivered to Vendor, unless waived by Vendor, the following:

(a)	a certified cheque, bank draft or wire transfer in the amount of $125,000.00 comprising a portion of the Purchase Price, plus or minus any adjustments, as the case may be, pursuant to Clause 7.1; and

(b)	all such further documentation, instruments, certificates or other evidence as Vendor may reasonably request in order to complete the transactions contemplated herein.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1	Vendor’s Representations

Purchaser acknowledges that it is purchasing Vendor’s interest in and to the Assets on an “as is, where is” basis, without representation or warranty and without reliance on any information provided to or on behalf of Purchaser by Vendor, except for the following representations and warranties, which are made by Vendor (unless otherwise indicated below in writing) as of the Effective Date and the Closing Date:

(a)

Standing: it is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is authorized to carry on business in all jurisdictions in which the Assets are located;

(b)

Requisite Authority: it has the corporate capacity, power and authority to execute and deliver this Agreement, to sell the Assets on the terms set out in this Agreement and to perform its obligations under this Agreement;

(c)

No Conflict: the execution and delivery of this Agreement and the completion of the sale of the Assets in accordance with the terms of this Agreement do not and will not violate or conflict with any provision of:

(i)	the charter, bylaws or equivalent governing documents relating to it or any Regulations applicable to it; or

(ii)	any agreement or instrument to which it is a party or by which it is bound and of which it has knowledge or any judgment, decree or order applicable to it;

(d)

Execution and Enforceability: as at the date hereof and the Closing Date, this Agreement and all documents executed and delivered pursuant to this Agreement are and will be duly authorized, executed and delivered by it are legal, valid and binding obligations of it enforceable against it in accordance with their terms except to the extent limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws of general application affecting creditor’s rights generally or by general equitable principles;

(e)

Authorizations: no authorization or approval or other action by, or notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets is required for the due execution, delivery and performance by it of this Agreement, other than authorizations, approvals or exemptions previously obtained and currently in force or regulatory consents or approvals previously obtained and currently in force;

(f)

Encumbrances, No Cancellation or Reduction: other than Permitted Encumbrances, (i) Vendor has not alienated or encumbered the Assets or any part or portion thereof, (ii) Vendor has not committed and is not aware of there being committed any act or omission whereby the interest of the Vendor in and to the Assets or any part or portion thereof may be canceled or determined, and (iii) the Assets are now free and clear of all liens, royalties, conversions, rights and other claims of third parties created by, through or under Vendor or of which Vendor has knowledge;

(g)	Adverse Claims: Vendor has not received notice from any third party claiming an interest in and to the Assets adverse to the interest of Vendor, other than Permitted Encumbrances;

(h)

Residency For Tax Purposes: it is not a non-resident of Canada within the meaning of section 116 of the Income Tax Act (Canada) and the interest of the Vendor AND the Assets constitute all or substantially all of the property of the Vendor;

(i)

Tangibles: (i) the Tangibles are free and clear of all liens, encumbrances and adverse claims or other interests created by, through or under Vendor, except for the Permitted Encumbrances, and (ii) to the best of its knowledge where Vendor is not the Operator thereof, the Tangibles have been maintained and operated in accordance with usual oilfield practice, are in good and operable condition, reasonable wear and tear excluded;

(j)

Broker’s Fees: Vendor has not incurred any obligation or liability, contingent or otherwise, for broker’s or finder’s fees in respect of this Agreement or the transaction to be effected by it for which Purchaser shall have any liability or obligation;

(k)

Environmental Matters: to the best of Vendor’s knowledge

(i)

it is not aware of and has not received any written orders or directions under the Regulations relating to environmental matters nor is it aware of any environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Assets, and which order or direction has not been complied with in all material respects by the Closing Date; and

(ii)

it is not aware of and has not received any written demand or notice under the Regulations from any third party or regulatory body relating to the breach of, nor is it aware of any breach of, any environmental, health or safety law applicable to the Assets, including any law relating to the use, storage, treatment, shipping or disposition of environmental contaminants, which demand or notice remains outstanding on the Closing Date;

except as has been disclosed by Vendor, by written notice to Purchaser prior to Vendor’s submission of this Agreement to Purchaser for Purchaser’s execution;

4.2	Limitation

(a)

Vendor makes no representations or warranties with respect to the Assets, except as contained in Clause 4.1 and in Schedule “B”. Vendor disclaims any liability or responsibility for any representation or warranty that may have been made or alleged to have been made and contained in any document or statement made or communicated to Purchaser including, but not limited to, any opinion, information or advice provided to Purchaser by any shareholder, director, officer, employee, agent, consultant or representative of Vendor in respect of:

(i)	the quantity, quality or recoverability of Petroleum Substances within or under the Lands;

(ii)

estimates of prices or future cash flows arising from the sale of Petroleum Substances produced from the Lands or estimates of other revenues attributable to the Assets, or the availability of or currency of contracts to transport and supply products for transportation in the Field Facilities; or the availability or continued availability of transportation to sell those Petroleum Substances;

(iii)	any engineering, geological or other interpretations or economic evaluations respecting the Assets; and

(iv)	the quality, condition, fitness or suitability for purpose or merchantability of any of the Assets.

(b)

Purchaser acknowledges it has made, and will continue prior to Closing Date to make, its own independent examination, investigation, analysis, evaluation and verification of the Assets, including Purchaser’s own estimate and appraisal of the extent and value of the Petroleum Substances attributable to the Lands and it has relied solely on same as to its assessment of the condition (environmental or otherwise), quantum and value of the Assets;

c)

Except with respect to the representations and warranties in clause 4.1, Purchaser forever releases and discharges Vendor and its directors, officers, servants, agents and employees from any claims and all liability to Purchaser or Purchaser’s assigns and successors, as a result of the use or reliance upon advice, information or materials pertaining to the Assets which was delivered or made available to Purchaser by Vendor or its directors, officers, servants, agents or employees prior to or pursuant to this Agreement, including, without limitation, any evaluations, projections, reports and interpretive or non-factual materials prepared by or for Vendor, or otherwise in Vendor’s possession.

4.3	Purchaser’s Representations

Purchaser makes the following representations and warranties to Vendor, which are made (unless otherwise indicated below in writing) as of the Effective Date and the Closing Date:

(a)

Standing: it is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is authorized to carry on business in all jurisdictions in which the Assets are located;

(b)

Requisite Authority: it has the corporate capacity, power and authority to execute and deliver this Agreement and to purchase and pay for the Assets on the terms set out in this Agreement and to perform its other obligations under this Agreement;

(c)

No Conflict: the execution and delivery of this Agreement and the completion of the purchase of the Assets in accordance with the terms of this Agreement do not and will not violate or conflict with any provision of:

(i)	the charter, bylaws or equivalent governing documents relating to it or any Regulations applicable to it; or

(ii)	any agreement or instrument to which it is a party or by which it is bound and of which it has knowledge or any judgement, decree or order applicable to it;

(d)

Execution and Enforceability Generally: except as provided in Clause 4.3(e), as at the date hereof and the Closing Date, this Agreement and all documents executed and delivered pursuant to this Agreement are and will be duly authorized, executed and delivered by it and are legal, valid and binding obligations of it enforceable against it in accordance with their terms except to the extent limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws of general application affecting creditor’s rights generally or by general equitable principles;

(e)

Execution and Enforceability Specifically - Purchaser’s Shares: other than if the Purchaser delivers to the Vendor and Scott Marshall the four Share Certificates for the Barnabus Shares and the Agent’s Shares respectively on the Closing Date (in which event this clause shall not apply or bind the Parties), as at the Closing date the four Share Certificates for the Barnabus and Agent’s Shares shall remain to be authorized and issued and delivered to the Vendor and to Scott Marshall and such Share Certificates shall be delivered pursuant to Schedule “H” hereto, at which time such Barnabus and Agent’s Shares shall be Rule 144 Shares with full rights of use and tradability as ordinarily available to Rule 144 Share issuances;

(f)

Authorizations: no authorization or approval or other action by, or notice or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets is required for the due execution, delivery and performance by the Purchaser of this Agreement;

(g)	Purchaser as Principal: it is acquiring the Assets in its capacity as a principal; and

(h)

Broker’s Fees: Purchaser has incurred an obligation for broker’s fees in respect of this Agreement for which Vendor shall have the obligation to deliver to Scott Marshall (or his nominee) the Certificate for the Agent’s Shares.

4.4	Enforcement Limitation

(a)

Purchaser may not enforce any claim for breach of a representation and warranty contained in clause 4.1 unless it has given Vendor notice of the claim within 90 days of the day of delivery of both the Goldstar Shares and the Agent’s Share Certificates, including particulars of the representation and warranty alleged to have been breached.

(b)

Vendor may not enforce any claim for breach of a representation and warranty contained in clause 4.3 unless it has given Purchaser notice of its claim 90 days of the day of delivery of both the Goldstar Shares and the Agent’s Share Certificates, including particulars of the representation and warranty alleged to have been breached.

ARTICLE 5

INDEMNITIES FOR

REPRESENTATIONS AND WARRANTIES

5.1	Vendor’s Indemnities for Representations and Warranties

Vendor shall be liable to Purchaser for and shall, in addition, indemnify Purchaser from and against all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Purchaser which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in clause 4.1 been accurate and truthful, provided however that nothing in this clause 5.1 shall be construed so as to cause Vendor to be liable to or indemnify Purchaser in connection with any representation or warranty contained in clause 4.1 if and to the extent that Purchaser did not rely upon such representation and warranty.

5.2	Limitation

In no event shall the total of Vendor’s liabilities and indemnities hereunder exceed the value of the Cash to Close payment.

5.3	Purchaser’s Indemnities for Representations and Warranties

Purchaser shall be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in clause 4.3 been accurate and truthful, provided however that nothing in this clause 5.3 shall be construed so as to cause Purchaser to be liable to or indemnify Vendor in connection with any representation or warranty contained in clause 4.3 if and to the extent that Vendor did not rely upon such representation or warranty.

5.4	Time Limitation

No claim under this Article 5 shall be made or be enforceable by a party unless written notice of such claim, with reasonable particulars, is given by such party to the party against whom the claim is made within a period of 90 days of the day of delivery of both the Barnabus Shares and the Agent’s Shares Certificates to the Escrow Agent, Colin Q. Winter Professional Corporation.

ARTICLE 6

PURCHASER’S INDEMNITIES

6.1	General Purchaser Indemnity

(a)	Purchaser shall:

(i)	be liable to Vendor for all losses, costs, damages (including legal costs on a solicitor/client basis) and expenses whatsoever which Vendor may suffer, sustain, pay or incur, and, in addition

(ii)

indemnify and save Vendor and its directors, officers, servants, agents and employees harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages (including legal costs on a solicitor/client basis) and expenses whatsoever which may be brought against or suffered by Vendor or its directors, officers, servants, agents or employees or which it may suffer, sustain, pay or incur;

by reason of any matter or thing arising out of, resulting from, attributable to or connected with the Assets and occurring or accruing on or after the Effective Date, except any losses, costs, damages, expenses, claims, liabilities, actions, proceedings and demands to the extent that the same are caused by the gross negligence or willful or wanton misconduct of Vendor.

6.2	Abandonment and Reclamation

Purchaser shall see to the timely performance of all abandonment and reclamation obligations pertaining to the Assets which in the absence of this Agreement would be the responsibility of Vendor. Purchaser shall be liable to Vendor and shall, in addition, indemnify Vendor from and against all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor should Purchaser fail to timely perform such obligations.

6.3	Environmental Matters

The Purchaser is acquiring the Assets on an “as is, where is” basis as of the Effective Date. Purchaser agrees that it is familiar with the condition and use of the Assets, that Vendor has provided Purchaser with a reasonable opportunity to inspect the Assets at the sole cost, risk and expense of Purchaser (insofar as Vendor could reasonably provide such access) and that it is not relying upon any representation or warranty from Vendor as to the condition, environmental or otherwise, of the Assets except as is specifically made pursuant to clause 4.1. Purchaser further agrees that on and after the Effective Date it shall:

(i)

be solely liable and responsible for any and all losses, costs, damages (including legal costs on a solicitor/client basis) and expenses which Vendor may suffer, sustain, pay or incur; and, in addition

(ii)

indemnify and save Vendor and its directors, officers, servants, agents and employees harmless from and against any and all claims, liabilities, actions, proceedings, demands, losses, costs, damages (including legal costs on a solicitor/client basis) and expenses whatsoever which may be brought against or suffered by Vendor or its directors, officers, servants, agents or employees or which it may suffer, sustain, pay or incur;

by reason of any matter or thing arising out of, resulting from, attributable to or connected with any environmental damage or contamination or other environmental problems pertaining to the Assets, or any of them, whether occurring or accruing before, on or after the Effective Date including, without limitation, surface, underground, air, ground water or surface water contamination, damage from or removal of hazardous or toxic substances, spills of any nature whatsoever, clean-up, plugging, well abandonment and reclamation (or failure to perform any or all of the foregoing) and the breach of applicable Regulations in effect at any time.

Purchaser hereby releases Vendor from any claims Purchaser may have against Vendor and, in addition, Purchaser hereby waives any rights it may have to name Vendor as a third party to any action commenced against Purchaser with respect to all such liabilities and responsibilities, except for any claims which Purchaser may have for the breach of a representation or warranty made by Vendor pursuant to clause 4.1.

6.4	Application to Other Documentation

The liabilities and indemnities contained in Article 6 shall be deemed to apply to, and shall not merge in, any conveyances, transfers, assignments, novation agreements and other documents or instruments conveying the Assets to Purchaser or otherwise provided with respect to the transactions herein, despite the actual terms of such agreements, notwithstanding any rule of law, equity or statute to the contrary, and all such rules are hereby waived. Any claim by a Party must be made by notice to the other Party and include particulars of the claim and of the facts giving rise to it.

6.5	Substitution and Subrogation

On a best efforts basis, Vendor shall convey the Assets to Purchaser with full right of substitution and subrogation of Purchaser in the position of Vendor with respect to the benefit of all covenants and warranties previously given by others for the Assets or any of them.

ARTICLE 7

OPERATING ADJUSTMENTS

7.1	Adjustments

(a)

At least 2 Business Days before Closing Date, Vendor shall prepare and submit to Purchaser an interim statement of adjustments effective as of the Effective Date. At Closing Date the parties shall, to the extent practicable, adjust and settle accounts pertaining to the Assets and payments shall be made between the Parties other than as adjustments to the Cash to Close or other Purchase Price consideration. The Purchase Price shall be adjusted to reflect the adjustments and settlements shown on the interim statement of adjustments.

(b)

All benefits and obligations of any kind and nature accruing payable, paid, received or receivable with respect to the Assets, prior to the Effective Date, including without limitation operating costs, capital costs, lease rentals, royalty obligations, GST and the proceeds from the sale of production from the Lands that is beyond the wellhead prior to the Effective Date are for Vendor’s account if those benefits and obligations are identified within 365 days of Closing Date, provided that if any such benefits or obligations are not identifiable within said 365 day period, the parties agree to cooperate in calculating and confirming the amount of such benefit or obligations, as necessary.

(c)

All benefits and obligations of any kind and nature accruing payable, paid, received or receivable with respect to the Assets on and after the Effective Date, including without limitation operating costs, capital costs, lease rentals, royalty obligations, GST and the proceeds from the sale of production from the Lands that is beyond the wellhead on and after the Effective Date are for Purchaser’s account, except as provided in subclauses (e) and (f).

(d)	The following provisions will apply to the apportionment of the revenues, costs, expenses and other relevant charges referred to in subclauses (b) and (c):

(i)

all prepaid rentals and similar, whether paid before or after the Effective Date for the Assets, shall be apportioned between Vendor and Purchaser on a per diem basis as of the Effective Date, unless and to the extent that such allocation is waived by Vendor;

(ii)

operating, capital cost advances and similar prepayments made by Vendor for the Assets prior to Closing Date and relating to benefits accruing after the Effective Date are the responsibility of Purchaser and an amount equal to such prepayments shall be credited to Vendor at Closing Date;

(iii)	there will be no adjustments for Alberta Royalty Tax Credits; and

(e)

all accounting and adjustments not settled or not readily ascertainable at Closing Date shall be settled between the Parties on an item-by-item basis as soon after Closing Date as reasonably practicable. The adjustment and settlement of accounts will be considered concluded at the time Vendor and Purchaser complete a statement of adjustments that expressly states it is a final statement of all adjustments, which shall be no later than 365 days after Closing Date. Vendor shall prepare the final statement of adjustments.

(f)	Notwithstanding the foregoing, accounting or adjustments resulting from joint venture or royalty audits for the Assets:

(i)	relating to the period prior to Closing Date and for which audit queries are outstanding at Closing Date; or

(ii)

that occur after Closing Date but not later than 2 years after Closing Date or for the applicable period in the governing operating agreements included in Miscellaneous Interests, whichever is later (in the case of joint venture audits), or 4 years after Closing Date (in the case of Crown royalty audits);

shall be made as they occur and payment for them shall be made within 30 days of each adjustment and shall be made by Purchaser to Vendor, or vice versa, as the case may be.

(g)

All adjustments shall be settled by payment by the Party required to make payment hereunder within 30 days of being given notice of the determination of the amount owing, failing which interest shall accrue from the expiry of the 30 day period on such outstanding amounts at the rate of 18% per annum regardless of whether such Party has been given notice of the accrual of interest hereunder.

ARTICLE 8

MAINTENANCE OF ASSETS

8.1	Post Completion Administration

Once the purchase and sale contemplated by this Agreement is completed, then until Purchaser becomes the recognized holder of the Assets and the Bare Trust Agreement from the Operator to the Purchaser is delivered, the Vendor shall have no further obligations in relation to the Assets and the administration and maintenance of those Assets.

ARTICLE 9

PRECLOSING INFORMATION

9.1	Title Examination

At all reasonable times from the date hereof until the Closing Date, Vendor shall, if and as requested by Purchaser, make available to Purchaser and Purchaser’s counsel, in Vendor’s counsel’s offices in Calgary, information pertaining to the Assets to which Vendor has possession or to which it has access, all of the Title Documents and any other agreements and documents to which the Assets are subject, subject to the limitations contained in Miscellaneous Interests.

9.2	Access to the Assets

At Purchaser’s cost, risk and expense and upon reasonable notice, Vendor shall permit Purchaser physical access to the Assets to the extent Vendor has or can reasonably obtain access.

ARTICLE 10

GENERAL

10.1	Notices

(a)	All notices, waivers and other communications permitted or required hereunder shall be in writing and shall be delivered as follows:

(i)	by personal service on a party at the address of such party set out below, in which case the item so served shall be deemed to have been received by that party when transmitted;

(ii)	by facsimile transmission to a party to the fax number of such party set out below, in which case the item so transmitted shall be deemed to have been received by that party when transmitted;

(iii)

except in the event of an actual or threatened postal strike or other labour disruption that may affect mail service, by mailing first class registered post, postage prepaid, to a party at the address of such party set out below, in which case the item so mailed shall be deemed to have been received by that party on the 3rd Business Day following the date of mailing.

A party may from time to time change its address for service or its fax number or both by giving written notice of such change to the other party.

(b)	For the purposes of this clause 10.1, the address for service of the Parties shall be as follows:

Goldstar Gas Corp.	c/o Colin Q. Winter Barrister & Solicitor 1550, 333 – 5th Avenue S.W. Calgary AB. T2P 3B6 Fax (403) 263-9171
Barnabus Enterprises, Limited & Sapphire Energy Inc.	Suite 1800, 999 West Hastings Vancouver, BC V6C 2W2 Fax: (604) 682-3096

10.2	Public Announcements

Until otherwise agreed in writing between the Parties, each Party shall keep confidential all information obtained from the other Party in connection with the Assets and shall not release any information concerning this Agreement and the transactions herein provided for, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent a Party at any time from furnishing information (i) to any governmental agency or regulatory authority or to the public if required by applicable law, provided that the Parties shall advise each other in advance of any public statement which they propose to make; or (ii) in connection with obtaining consents or complying with preferential, pre-emptive or first purchase rights contained in Title Documents and any other agreements and documents to which the Assets are subject.

10.3	Enurement

A Party may not assign its interest in this Agreement without the prior written consent of the other Party. This Agreement enures to the benefit of and is binding upon the Parties and their respective successors and permitted assigns.

10.4	Time of Essence

Time is of the essence in this Agreement.

10.5	Governing Law

This Agreement shall in all respects be governed by, interpreted and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall in every regard be treated as a contract made in the Province of Alberta. The Parties irrevocably attorn to the jurisdiction of the courts of the Province of Alberta and courts of appeal therefrom in respect of all matters arising out of this Agreement.

10.6	Further Assurances

Each Party will, from time to time and at all times after Closing, without further consideration, do such further acts and deliver such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

10.7	Operatorship

Purchaser acknowledges that Vendor is unable to assign to Purchaser operatorship of the Assets, if any, operated by Vendor and in respect of which Vendor does not have a 100% working interest. Vendor shall, however, use reasonable best efforts to assist Purchaser in its attempt to obtain operatorship.

10.8	Waiver

A waiver by either Party is not effective unless in writing and a waiver affects only the matter and its occurrence specifically identified in the writing granting the waiver and does not extend to any other matter or occurrence.

10.9	No Merger

The covenants, representations, warranties and indemnities contained in this Agreement shall be deemed to be restated in any and all assignments, conveyances, transfers and other documents conveying the interests of Vendor in and to the Assets to Purchaser, subject to any and all time and other limitations contained in this Agreement. There shall not be any merger of any covenant, representation, warranty or indemnity in such assignments, conveyances, transfers and other documents notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived.

10.10	No Amendment Except in Writing

No amendment shall be made to this Agreement unless in writing, executed by the Parties.

10.11	Supersedes Other Agreements

This Agreement supersedes all other agreements (verbal or written) between the Parties with respect to the purchase and sale of the Assets and expresses the entire agreement of the Parties with respect to the transactions contained herein.

10.12	Counterpart

This Agreement may be executed in as many counterparts as are necessary and all executed counterparts together shall constitute one agreement.

10.13	Invalidity

In case any provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF the Parties have duly executed this Agreement.

Goldstar Gas Corp.

/s/ Scott Marshall

Sapphire Energy Inc.

/s/ Kerry Nagy

Barnabus Enterprises, Limited

/s/ Kerry Nagy

Execution page to an Agreement for Purchase and Sale dated the ___ day of _______________________ , 2005: Between Goldstar Gas Corp., as Vendor and Sapphire Energy Inc., as Purchaser, with Barnabus Enterprises, Limited as Third Party

SCHEDULE “A” ATTACHED TO AND FORMING PART OF AN AGREEMENT FOR PURCHASE AND SALE DATED ____--____________, 2005.

BETWEEN GOLDSTAR GAS CORP. AS VENDOR

AND SAPPHIRE ENERGY INC. AS PURCHASER, WITH

BARNABUS ENTERPRISES, LIMITED AS THIRD PARTY

THE FIELD FACILITIES

SCHEDULE “B” ATTACHED TO AND FORMING PART OF AN AGREEMENT FOR PURCHASE AND SALE DATED ____--____________, 2005.

BETWEEN GOLDSTAR GAS CORP. AS VENDOR

AND SAPPHIRE ENERGY INC. AS PURCHASER, WITH

BARNABUS ENTERPRISES, LIMITED AS THIRD PARTY

TITLE DOCUMENTS, LANDS, PETROLEUM AND NATURAL GAS RIGHTS

SCHEDULE “C” ATTACHED TO AND FORMING PART OF AN AGREEMENT FOR PURCHASE AND SALE DATED ____--____________, 2005.

BETWEEN GOLDSTAR GAS CORP. AS VENDOR

AND SAPPHIRE ENERGY INC. AS PURCHASER, WITH

BARNABUS ENTERPRISES, LIMITED AS THIRD PARTY

PERMITTED ENCUMBRANCES - LISTED

Permitted Encumbrances means the rights of the Secured Parties against the Assets of Goldstar, all of which comprise the Asses as defined above, and which rights were created by the filing in the Personal Property Registry on February 28, 2005 of Financing Statements in respect of two General Security Agreements and underlying, Negotiable Secured Promissory Notes issued by the Vendor to each of such two Secured Parties as follows:

MB Gas Inc. - Secured Party		Hansen Energy Services Ltd. - Secured Party
Principal Value of Security Instruments $476,244	Alberta PPR Registration 05022817174	Principal Value of Security Instruments $308,756	Alberta PPR Registration 05022817026
Security Instruments: Negotiable Secured Promissory Note General Security Agreement		Security Instruments: Negotiable Secured Promissory Note General Security Agreement

SCHEDULE “D” ATTACHED TO AND FORMING PART OF AN AGREEMENT FOR PURCHASE AND SALE DATED ____--____________, 2005.

BETWEEN GOLDSTAR GAS CORP. AS VENDOR

AND SAPPHIRE ENERGY INC. AS PURCHASER, WITH

BARNABUS ENTERPRISES, LIMITED AS THIRD PARTY

CONVEYANCE OF

ALL ASSETS OF GOLDSTAR GAS CORP.

TO SAPPHIRE ENERGY INC.

THIS CONVEYANCE made as of the ___ day of _____________________ 2005.

BETWEEN:

GOLDSTAR GAS CORP.

a body corporate, having offices in or about the City

of Calgary, in the Province of

Alberta; (“Vendor”)

-and-

SAPPHIRE ENERGY INC.

a body corporate, having offices at the City of

Calgary, In the Province of Alberta;

(“Purchaser”)

WHEREAS Vendor and Purchaser have by separate instrument referred to as the “Goldstar-Asset Sale Agreement” with the Purchaser and dated the same date as this Agreement agreed for the Vendor to sell to all Assets of the Vendor to the Purchaser all of which Assets are currently held in trust for the Vendor under a Conditional Bare Trust Agreement dated December 7, 2004 between MB Gas Inc. as Trustee and the Vendor as Beneficiary – the “Conditional Bare Trust Agreement”

AND WHEREAS such the Vendor and Purchaser wish to place such agreement for the purchase and sale of those Assets in a separate agreement to satisfy certain of their respective conditions precedent to the full performance and discharge to the terms and conditions of the Goldstar Asset Sale Agreement;

NOW THEREFORE for the consideration provided for in the Goldstar Asset Sale Agreement and in consideration of the premises hereto and one dollar now paid by the Purchaser to the Vendor the receipt and sufficiency of which the Vendor now specifically agrees and confirms to the Purchaser, and in consideration for the covenants and agreements set forth in this Conveyance, the Parties agree as follows:

1.	Conveyance

Vendor hereby sells, assigns, transfers, conveys and sets over and delivers to Purchaser and Purchaser hereby purchases from Vendor all the Vendor’s right, title, estate and interest in and the “Assets” as described in Schedule “A” and as subject to such third party Personal Property Security Act of Alberta rights and registration of Financing Statements against the Assets that are subject to this Conveyance (included herein by this reference and referred to as the “Permitted Encumbrances” as also set out in Schedule “A”) TO HAVE AND TO HOLD the same, together with all benefit and advantage to be derived therefrom, absolutely, subject only to the balance of the provisions of this Agreement.

For greater certainty, the Assets comprise 90% of the legal title and rights held by MB Gas Inc. in and to the Assets as of the effective date of this Conveyance – the balance of such assets rights being owned legally and beneficially by MB Gas Inc.

By reason that MB Gas Inc. is the Trustee for all the Assets under the Conditional Bare Trust Agreement and by reason that as such Trustee MB Gas Inc. is the legal titleholder or the only party entitled to become the legal titleholder of the Assets (subject to the rights upon the delivery of the this Conveyance of the Purchaser) the following shall apply:

a.	the Purchaser shall accept MB Gas Inc. as the Trustee for the Assets for the time being;

b.

If and to the extent the Purchaser requires MB Gas Inc. to assign any or all its legal title in and to the Assets to the Purchaser, the Purchaser agrees to pay MB Gas Inc. all its first and third party costs and expenses reasonably charged and reasonably incurred so to do;

c.

The Purchaser agrees to enter into a new Conditional Bare Trust Agreement for MB Gas Inc.’s continuing to hold legal title for all the Assets as bare trustee for the Purchaser subject to such rights of MB Gas Inc. and its affiliate, Hansen Energy Services Ltd., as Secured Parties under the Personal Property Security Act RSA as holders of the Permitted Encumbrances as rights against the Assets as set out in Schedule “A” hereto;

2.	Covenants

The covenants, representations, warranties and indemnities in the Goldstar Asset Sale Agreement are incorporated herein as fully and effectively as if they were set out herein and there shall not be any merger of any covenant, representation, warranty or indemnity contained in the Letter Agreement by the execution and the delivery hereof, and rule of the law, equity or statute notwithstanding.

3.	Subordinate Document

This Conveyance is executed and delivered by the Parties pursuant to the Goldstar Asset Sale Agreement and the terms and conditions hereof shall be read in conjunction with the terms of the Goldstar Asset Sale Agreement. The provisions of the Goldstar Asset Sale Agreement shall prevail if there is a conflict between the provision of the Goldstar Asset Sale Agreement and this Conveyance.

4.	Substitution

The assignment and conveyance effected by this Conveyance is made with full right of substitution of Purchaser in and to all covenants, representations, warranties and indemnities by others heretofore given or made in respect of the Assets or any part thereof.

5.	Enurement

This Conveyance enures to the benefit of and is binding upon the Parties and their respective successors and assignees.

6.	Further Assurances

Each Party shall, after the date of this Conveyance, at the request of the other Party and without further consideration, do all further acts and execute and deliver all further documents which are reasonable required to perform and carry out the terms of this Conveyance.

7.

Miscellaneous Provisions

This Conveyance shall in all respects be subject to and interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and shall in every regard be treated as a contract made in the Province of Alberta. The Parties hereto irrevocably attorn to and submit to the jurisdiction of the courts of the Province of Alberta in respect of all matters arising out of or in connection with this Conveyance. Capitalized items used herein shall have the respective meanings ascribed thereto in t the Letter Agreement, unless otherwise defined herein. This Conveyance may be executed in as many counterparts as are necessary and all executed counterparts together shall constitute one agreement.

IN WITNESS WHEREOF the Parties hereto have duly executed this Conveyance.

GOLDSTAR GAS CORP.

_________________________________________

SAPPHIRE ENERGY INC.

_________________________________________

Execution page to a Conveyance dated as of the ___ day of ____________________, 2005, between

GOLDSTAR GAS CORP. as Vendor and SAPPHIRE ENERGY INC. as Purchaser.

Schedule “A” Attached to and Forming Part of a Conveyance Dated

the ___ day of ___________________, 2005, between

GOLDSTAR GAS CORP. as Vendor and SAPPHIRE ENERGY INC. as Purchaser

The “Assets”

Assets

means all the rights of every nature whatsoever that Goldstar Gas Corp. now holds, has ever held and that remain accruing to Goldstar Gas Corp. in respect of the property as more particularly described in

Exhibit 1 to this Schedule “A”.

Permitted Encumbrances means the rights of the Secured Parties against the Assets of Goldstar, all of which comprise the Asses as defined above, and which rights were created by the filing in the Personal Property Registry on February 28, 2005 of Financing Statements in respect of two General Security Agreements and underlying, Negotiable Secured Promissory Notes issued by the Vendor to each of such two Secured Parties as follows:

MB Gas Inc. - Secured Party		Hansen Energy Services Ltd. - Secured Party
Principal Value of Security Instruments $476,244	Alberta PPR Registration 05022817174	Principal Value of Security Instruments $308,756	Alberta PPR Registration 05022817026
Security Instruments: Negotiable Secured Promissory Note General Security Agreement		Security Instruments: Negotiable Secured Promissory Note General Security Agreement

Exhibit “1” to Schedule “A” Attached to and Forming Part of a Conveyance Dated

the ___ day of ___________________, 2005, between

GOLDSTAR GAS CORP. as Vendor and MB GAS INC. as Purchaser

This Exhibit “1” Comprises this Frontispiece and _____ Pages of text.

SCHEDULE “E” ATTACHED TO AND FORMING PART OF AN AGREEMENT FOR PURCHASE AND SALE DATED ____--____________, 2005.

BETWEEN GOLDSTAR GAS CORP. AS VENDOR

AND SAPPHIRE ENERGY INC. AS PURCHASER, WITH

BARNABUS ENTERPRISES, LIMITED AS THIRD PARTY

OFFICER’S CERTIFICATE

RE: Article 4. of the Agreement for Purchase and Sale dated the day of , 2005 . between as Vendor and as Purchaser (“Agreement”)

Unless otherwise stated, the definitions provided for in the Agreement are adopted in this Certificate.

I, (name), (position) of (name of party) (“Vendor” or “Purchaser”) hereby certify for and on behalf of that:

1.      the representations and warranties of contained in Article 4 of the Agreement were true and correct in al material respects when made and are true and correct in all material respects as of the date hereof.

2.      all obligations of contained in the Agreement to be performed prior to closing have been performed in all material respects.

3.      this Certificate is made for and on behalf of and is binding upon it, and the deponent herein is not and will not incur any personal liability whatsoever with respect to it.

IN WITNESS WHEREOF, the undersigned has executed this Certificate the day of , 2005.

NAME OF PARTY

Per:________________________________

___________________________________
(print name and title)

SCHEDULE “F” ATTACHED TO AND FORMING PART OF AN AGREEMENT FOR PURCHASE AND SALE DATED ____--____________, 2005.

BETWEEN GOLDSTAR GAS CORP. AS VENDOR

AND SAPPHIRE ENERGY INC. AS PURCHASER, WITH

BARNABUS ENTERPRISES, LIMITED AS THIRD PARTY

FORM OF ESCROW AGREEMENT

SCHEDULE “G” ATTACHED TO AND FORMING PART OF AN AGREEMENT FOR PURCHASE AND SALE DATED ____--____________, 2005.

BETWEEN GOLDSTAR GAS CORP. AS VENDOR

AND SAPPHIRE ENERGY INC. AS PURCHASER, WITH

BARNABUS ENTERPRISES, LIMITED AS THIRD PARTY

CONDITIONAL BARE TRUST &

CONTRACTUAL RIGHTS ACKNOWLEDGEMENT AGREEMENT

FOR OILFIELD ASSETS, MANYBERRIES AB.

THIS AGREEMENT is made and delivered effective ____________________, 2005

BETWEEN

MB GAS INC.

a corporation incorporated under the laws of Alberta,

having an office in the City of Calgary, Province Alberta,

(“MB Gas”)

and

BARNABUS ENTERPRISES, LIMITED

a corporation incorporated under the laws of Alberta,

having an office in the City of Vancouver, Province British Columbia,

(“Barnabus”)

and

SAPPHIRE ENERGY INC.

a corporation incorporated under the laws of Alberta,

having an office in the City of Vancouver, Province British Columbia,

(“Sapphire”)

and

HANSEN ENERGY SERVICES LTD.

a corporation incorporated under the laws of Alberta,

having an office in the City of Vancouver, Province of British Columbia

(“Hansen”)

RECITALS

MB Gas has been the bare trustee under an agreement similar to this for the same assets as entered into between the MB Gas and Goldstar Gas Corp. (“Goldstar”) dated effective December 7, 2004, and Goldstar has by the “Goldstar Asset Sale Agreement” between Goldstar and Sapphire as wholly owned newly incorporated subsidiary of Barnabus dated the same date as this Agreement sold all such assets to Barnabus, from which Goldstar has not retained any legal or beneficial rights or interests in and to any of the assets;

The Assets (namely those formerly the assets of Goldstar as now sold to Barnabus) are subject to the registration in favour of both MB Gas and its affiliate, Hansen, as “Secured Parties” in respect of the “Debtor” Barnabus under Personal Property Registry of Alberta registrations filed February 28, 2005 as 05022817174 and 05022817026 respectively, which obligations of the Debtor Goldstar, have been fully assumed by both Sapphire and Barnabus jointly and severally in favour respectively of MB Gas and Hansen;

By reason of the PPR registrations above and Sapphire’s and Barnabus’ assumptions of the obligations of Goldstar under the security instruments by which such Secured Party rights in MB Gas and Hansen arose, MB Gas must hold both a bare trust and “Secured Party”/contractual status under this Agreement with Sapphire Barnabus in respect of the Assets until all obligations associated with those two filings have been discharged;

In consideration of the Recitals above (which are included in this Agreement) and the terms and conditions of this Agreement, the Parties to this Agreement agree as follows:

1.	Definitions

“Assets” means those interests in facilities, gas gathering lines, a water disposal line, a sweet and sour gas processing plant and related equipment, compressors, gas meters and all associated equipment and rights to agreements relating to the ownership and operation of such property, all of which are more particularly described in Schedule “A” to this Agreement, which property may include interests in real property as well as personal property, which Assets are either or both owned and controlled by MB Gas and for which some interest therein is owned beneficially by Sapphire and in turn by its sole shareholder, Barnabus;

“Net Beneficial Interest” means the net beneficial interest in each of the items of property included in the Assets that is owned beneficially by Sapphire, recorded and held on a property by property basis, and where MB Gas is the owner of property included in the Assets for which third parties own an interest, the jointly held interests of MB Gas for the beneficial account of both MB Gas and Sapphire are: MB Gas : Sapphire = 90% : 10%;

“Midstream Agreements” means the agreements among MB Gas, Sapphire and third parties owning interests in the Assets by which the Assets have been designed, constructed, commission and by which the Assets are now owned and operated by MB Gas;

“New Debt” means the total indebtedness that Sapphire and Barnabus have jointly and severally assumed from Goldstar as part payment for the purchase of the Assets from Goldstar and that Sapphire and Barnabus have agreed that Sapphire holds as due and payable to MB Gas in an agreed total amount of $785,000.00;

“Sapphire-Hansen New Debt” means the total indebtedness that Sapphire and Barnabus have assumed to pay and owes to MB Gas’s subcontractor, Hansen, and which is by this Agreement confirmed by all Parties as a debt in an agreed amount of $308,756 as witnessed by a Negotiable Secured Promissory Note and a General Security Agreement from Goldstar to Hansen and which instruments have been assumed by Sapphire and Barnabus jointly and severally and which are recorded as security instruments under the Personal Property Security Act RSA as registration number 05022817026;

“Sapphire-MB Gas New Debt” means the total indebtedness that Sapphire and Barnabus have assumed to pay and owes to MB Gas and which is by this Agreement confirmed by all Parties as a debt in an agreed amount of $476,244; as witnessed by a Negotiable Secured Promissory Note and a General Security Agreement from Goldstar to MB Gas and which instruments have been assumed by Sapphire and Barnabus jointly and severally and which are recorded as security instruments under the Personal Property Security Act RSA as registration number 05022817174;

2.	MB Gas’s Basic Agreements & Commitments

2.      MB Gas declares to Sapphire as now designated beneficiary in respect of the Assets, that SUBJECT TO THE PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, MB Gas agrees that from and after the date of this Agreement:

a)	to hold the Net Beneficial Interest as a bare trustee for Sapphire;

b)

MB Gas shall not have or be entitled to any beneficial interest in the Net Beneficial Interest, or any property or money which may be directly or indirectly derived from the Net Beneficial Interest, and except as provided in any Midstream Agreement entered into after the effective date of this Agreement that supersedes a current Midstream Agreement in whole or in part;

c)

to be the sole legal and registered titleholder of, and be responsible for the safekeeping of all documents representing the Net Beneficial Interest and all rights and obligations in any way associated with the Net Beneficial Interest;

d)

if Sapphire makes a written direction to MB Gas, to recognize any assignment of all or any portion of the Net Beneficial Interest of Sapphire in and to the Net Beneficial Interest to one or more others and to enter into a Bare Trust Agreement to record the holding by of those assigned beneficial interests in the Net Beneficial Interest for such assignees;

e)

if Sapphire makes a written direction to MB Gas, to apply for subdivision and to effect all matters necessary to obtain a separate legal title for the Net Beneficial Interest if possible in the circumstances, and then to either retain such independent ownership of the Net Beneficial Interest for Sapphire, or to deliver a transfer of such Asset from MB Gas to Sapphire or such party designated in writing for the legal title to the Net Beneficial Interest;

f)

if Sapphire makes the written directions as set out above, MB Gas’s costs and expense of complying with those directions shall be to the account of Sapphire alone, for all of which services and implementation of directions Sapphire shall be required to pre-pay to MB Gas or its designate or contractor based on a budget for such purpose that MB Gas shall prepare, the preparation of which budget shall also be at Sapphire’s sole cost.

3.	Additional Terms & Conditions – MB Gas’s (& Hansen’s) Contractual Rights Paramount

Despite all other provisions of this Agreement, the provisions of this Clause 3 shall be paramount over all other terms and conditions of this Agreement:

a)

A primary goal of this Agreement is to ensure that as of the Effective Date of this Agreement, if there does not exist a Midstream Agreement binding between Sapphire and the MB Gas or an item of property included in the Assets, that at the least this Agreement shall bind them to address the joint holding of rights and interests in such property by Sapphire and MB Gas; accordingly, the holding of the Net Beneficial Interest by MB Gas in each item of property comprising the Assets that is subject to this Agreement shall be subject to the provisions of the applicable Midstream Agreement relating to that property, either as at the date hereof if the MB Gas and Sapphire are already bound by a Midstream Agreement for such property, or whenever the MB Gas and Sapphire become bound by such an Midstream Agreement for such property; and to the extent such Midstream Agreement may so provide, the terms and conditions of that Midstream Agreement may result in this Agreement’s being superseded as to this Clause regarding the ownership of, the holding and the rights and obligations of Sapphire relating to such property included in the Assets that are included in such Midstream Agreement.

b)

The Parties confirm that MB Gas has conducted and will conduct operations relating to the Assets under the Midstream Agreements or under other documents and AFE’s relating to the Assets, for which both Sapphire and Barnabus have been, are or may be responsible for payments therefor to MB Gas as parties jointly and severally liable under contract with MB Gas under the Midstream Agreements and otherwise, and for which operations both past, present and future MB Gas and Sapphire and Barnabus jointly and severally, will not be in an equitable relationship, but one of contract alone;

c)

The Parties confirm that MB Gas has conducted and will conduct operations relating to the Assets under the Midstream Agreements for which Sapphire and Barnabus have been, are or may be responsible for payments therefor to Hansen as a subcontractor to the general contractor, MB Gas, in which relationship with Hansen both past, present and future Hansen and Sapphire and Barnabus jointly and severally will not be in an equitable relationship, but one of contract alone;

d)

The Parties confirm that Sapphire and Barnabus are jointly and severally indebted directly to MB Gas for the Sapphire-MB Gas New Debt in the agreed sum of $476,244 for operations conducted under the Midstream Agreements and otherwise;

e)

The Parties confirm that Sapphire and Barnabus are jointly and severally indebted directly to Hansen for the Sapphire-Hansen New Debt in the agreed sum of $308,756 for operations conducted under the Midstream Agreements and otherwise,;

f)

The Parties confirm that with Sapphire’s and Barnabus’ assumption of the obligations of Goldstar under the two Negotiable, Secured Promissory Notes and two General Security Agreements (of Goldstar to each of MB Gas and Hansen for the sum of the New Debt) that security interests have been created in and shall be recorded against the Assets that MB Gas holds as bare trustee, and that should either or both Sapphire and Barnabus not timely pay their joint and several obligations to either or both MB Gas and Hansen under the Promissory Notes and General Security Agreements that Sapphire and Barnabus have assumed jointly and severally in their favour, that either or both MB Gas and Hansen will hold rights that could entitle them to place liens against and to seize the Sapphire interests in those Assets and to appoint receivers in respect of those Assets so seized and to sell those rights to those Assets in order to be paid what either or both MB Gas and Hansen might be claiming either or both Sapphire and Barnabus owe them at such time under those Promissory Notes and General Security Agreements and otherwise; ACCORDINGLY, no provisions of this Agreement as to MB Gas’s holding of the Sapphire interests in the Assets as bare trustee shall limit in any way the rights of either or both MB Gas and Hansen so to act under such Agreements, or in any way create rights in Sapphire or Barnabus by way of set-off or otherwise against their so doing; AND THIS AGREEMENT SHALL ACT AS A VALID, BINDING AND SUBSISTING ESTOPPEL TO ANY SUCH ACTION BY BOTH SAPPHIRE & BARNABUS IN THAT REGARD;

g)

The Parties confirm that MB Gas has conducted and will conduct operations relating to the Assets for which Sapphire and Barnabus have been, are or may be responsible for payments therefor not only to MB Gas but also to Hansen as a subcontractor to the general contractor, MB Gas, and otherwise; for which financial obligations for such operations if not paid in full by Sapphire and Barnabus to either or both of MB Gas and Hansen shall create rights in such Parties to take action against Sapphire and Barnabus and against Sapphire’s interests in the Assets; ACCORDINGLY, no provisions of this Agreement as to MB Gas’s holding of the Sapphire interests in the Assets as bare trustee shall limit in any way the rights of either or both MB Gas and Hansen so to act as creditors of a debtors in Alberta – Sapphire and Barnabus - or in any way create rights in either or both Sapphire and Barnabus by way of set-off or in any other manner, in law and in equity against their so doing, AND THIS AGREEMENT SHALL ACT AS A VALID, BINDING AND SUBSISTING ESTOPPEL TO ANY SUCH ACTION BY BOTH SAPPHIRE AND BARNABUS IN THAT REGARD.

4)	Miscellaneous Provisions
a)	This Agreement may be amended only by written agreement between the Parties to this Agreement.

b)

All Parties shall do all such things, and sign and deliver all such documents, instruments and agreements as may be necessary to ensure that all Parties perform and discharge all such Parties’ obligations created under and as contemplated by this Agreement and in as timely a manner as possible.

c)

If the Net Beneficial Interest is converted in any way to money or other interests other than through the actions of either or both MB Gas and Hansen under the security agreements registered under the Sapphire-MB Gas New Debt and the Sapphire-Hansen New Debt referred to in the Recitals and the body of this Agreement, the Net Beneficial Interest of Sapphire in the product of that conversion shall be preserved and reserved by either or both MB Gas and Hansen, as applicable, for Sapphire.

d)	The rights and obligations of the Parties to this Agreement under Clause 2 shall NOT be Assignable.
e)	This Agreement is made to clearly witness these transactions alone and shall not affect or replace any other instruments or agreements, already in existence between the Parties to this Agreement.
f)

If any provision of this Agreement is not enforceable, that provision alone shall be removed from this Agreement and the balance of this Agreement shall remain a binding instrument amongst the Parties to this Agreement.

THIS AGREEMENT IS ENTERED INTO IN THE CITY OF CALGARY, PROVINCE OF ALBERTA THIS _____ DAY OF _________________, 2005, TO BE EFFECTIVE THE DATE SET OUT AT THE TOP OF PAGE 1 OF THIS AGREEMENT.

MB GAS INC. Gerald Mrakava, President	BARNABUS ENTERPRISES, LIMITED duly authorized officer
HANSEN ENERGY SERVICES LTD. Gerald Mrakava, President	SAPPHIRE ENERGY INC. duly authorized officer

SCHEDULE “H” ATTACHED TO AND FORMING PART OF AN AGREEMENT FOR PURCHASE AND SALE DATED ____--____________, 2005.

BETWEEN GOLDSTAR GAS CORP. AS VENDOR

AND SAPPHIRE ENERGY INC. AS PURCHASER, WITH

BARNABUS ENTERPRISES, LIMITED AS THIRD PARTY

CONDITIONS OF BARNABUS SHARES

CERTIFICATE DELIVERY